                                   EXHIBIT 99

                            JOINT FILER INFORMATION

Name:                        Urstadt Property Company, Inc.

Address:                     2 Park Place, Bronxville, New York  10708

Designated Filer:            Charles J. Urstadt

Issuer & Ticker Symbol:      Urstadt Biddle Properties Inc. (UBP)(Common Stock))

Date of Event

Requiring Statement:         October 24, 2003

Signature:                   By:      /s/ Charles J. Urstadt

                                      by Thomas D. Myers, atty in fact

                                      ----------------------

                                      Charles J. Urstadt

                                      Chairman

Name:                        Urstadt Realty Associates Co LP

Address:                     2 Park Place, Bronxville, New York  10708

Designated Filer:            Charles J. Urstadt

Issuer & Ticker Symbol:      Urstadt Biddle Properties Inc. (UBP)(Common Stock))

Date of Event                October 24, 2003

Requiring Statement:

Signature:                   By:  Urstadt Property Company Inc.

                                  its sole general partner

                             By:  /s/ Charles J. Urstadt

                                      by Thomas D. Myers, atty in fact

                                      -----------------------

                                      Charles J. Urstadt

                                      Chairman